Exhibit 10.1

BARCLAYS CAPITAL INC.

$150,000,000

Enviva Partners, LP

Enviva Partners Finance Corp.

6.500% Senior Notes due 2026

Purchase Agreement

                                                                                                           June 29, 2020

Barclays Capital Inc.

As Representative of the

several Initial Purchasers listed

in Schedule 1 hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), and Enviva Partners Finance Corp., a Delaware corporation (the “Finance Corp.” and together with the Partnership, the “Issuers”) propose to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $150,000,000 principal amount of its 6.500% Senior Notes due 2026 (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of December 9, 2019 (the "Indenture"), among the Issuers, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and will be guaranteed on an unsecured basis by each of the Guarantors (the “Guarantees”). Enviva Partners GP, LLC, a Delaware limited liability company (the “General Partner”), serves as the general partner of the Partnership.

The Securities constitute “Additional Notes” (as such term is defined in the Indenture) and will be issued pursuant to and in compliance with the Indenture. The Issuers have previously issued $600,000,000 aggregate principal amount of 6.500% Senior Notes due 2026 (the “Initial Notes”) under the Indenture. Except as disclosed in the Time of Sale Information, the Securities will have terms identical to the Initial Notes and will be treated as a single series of debt securities for all purposes under the Indenture.

The Issuers and the Guarantors hereby confirm their agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.       Offering Memorandum and Transaction Information.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Issuers and the Guarantors have prepared a preliminary offering memorandum dated June 29, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Issuers, the Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuers to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuers had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

The transactions contemplated by this Agreement and the Indenture and the use of a portion of the net proceeds from the sale of the Securities to fund a portion of the cash consideration for the acquisitions of the limited liability company interests in Georgia Biomass Holding, LLC and the interests owned by Enviva Development Holdings, LLC in Enviva Pellets Greenwood Holdings II, LLC, to repay borrowings under the Partnership’s senior secured revolving credit facility and for general Partnership purposes are collectively referred to as the “Transactions.”

2.       Purchase and Resale of the Securities.

(a)       The Issuers agree to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to: 102.75% of the principal amount thereof, plus accrued interest from July 15, 2020, if any. The Issuers will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)       The Issuers understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)       it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)       it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)       it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)       to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)       in accordance with the restrictions set forth in Annex C hereto.

(c)       Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)       The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)       Payment for and delivery of the Securities will be made at the offices of Latham & Watkins LLP (811 Main Street, Suite 3700, Houston, Texas, 77002) at 10:00 A.M., New York City time, on July 15, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Issuers may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(f)       Payment for the Securities shall be made by wire transfer in immediately available funds against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Issuers. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(g)       The Issuers and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Issuers and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuers, the Guarantors or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuers and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Issuers or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Issuer, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Issuers, the Guarantors or any other person.

3.       Representations and Warranties of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally represent and warrant as of the Time of Sale and as of the Closing Date to each Initial Purchaser that:

(a)          Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)          Additional Written Communications. The Issuers and the Guarantors (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers and the Guarantors or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c) hereof. Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuers and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)          Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when they were filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	Financial Statements.

(i)       The financial statements and the related notes thereto of Enviva Partners, LP and its subsidiaries included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Partnership and its subsidiaries (collectively, the “Partnership Entities”) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein; and the other financial information included or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Partnership Entities and presents fairly in all material respects the information shown thereby.

(ii)       The historical financial statements and related notes of Enviva Wilmington Holdings, LLC (“Wilmington Holdings”) and its subsidiaries required by Rule 3-05 of Regulation S-X incorporated by reference in the Time of Sale Information and the Offering Memorandum were audited, as described therein, by KPMG LLP and present fairly in all material respects the financial position of Wilmington Holdings and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein.

(iii)       The pro forma financial statements incorporated by reference in the Time of Sale Information and the Offering Memorandum have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Securities Act, the assumptions used in preparing the pro forma financial statements incorporated by reference in the Time of Sale Information and the Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(iv)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(e)          No Material Changes. Except as described in the Time of Sale Information and the Offering Memorandum, since the date of the latest audited financial statements of the Partnership included or incorporated by reference in the Time of Sale Information and the Offering Memorandum (i) the Partnership Entities have not sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) the Partnership Entities have not issued or granted any securities, (iii) the Partnership Entities have not incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) the Partnership Entities have not entered into any material transaction not in the ordinary course of business, and (v) there has not been any material change in the partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities, or any development involving a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” refers to an adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity/partners’ capital, properties, management, business or prospects of the Partnership Entities, taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership Entities, taken as a whole.

(f)           The Issuers and the General Partner. Each of the Issuers and the General Partner have been duly organized, is validly existing and in good standing as a limited partnership, corporation or limited liability company, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuers and the General Partner have all limited partnership, corporate or limited liability company, as applicable, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects. The Issuers and the General Partner do not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than the subsidiaries listed on Schedule 3 to this Agreement.

(g)          The Guarantors. The Guarantors have been duly incorporated or formed and are validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which they are chartered or organized, and are duly qualified to do business as a limited partnership or limited liability company, as the case may be, and are in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Guarantors have all limited partnership or limited liability company, as applicable, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects.

(h)          General Partner Authority. The General Partner has all limited liability company power and authority to act as the general partner of the Partnership as described in the Time of Sale Information and the Offering Memorandum.

(i)            Capitalization. As of March 31, 2020, the Partnership had the capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Partnership, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to the Credit Agreement.

(j)            Due Authorization. The Partnership and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”), and to perform their respective obligations hereunder and thereunder, as applicable; and all action required to be taken by the Issuers, the General Partner and the Guarantors for the due and proper authorization, execution and delivery of each of the Transaction Documents (to the extent party thereto) and the consummation of the Transactions has been duly and validly taken.

(k)          The Indenture. The Indenture has been duly authorized, executed and delivered by the Issuers and each of the Guarantors and constitutes a valid and legally binding agreement of the Issuers and each of the Guarantors enforceable against the Issuers and each of the Guarantors in accordance with its terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, or similar laws (whether considered in a proceeding at law or in equity) affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (B) by public policy and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”); and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(l)            The Securities and the Guarantees. The Securities have been duly authorized by the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by each of the Guarantors and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m)        The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers, the General Partner and each of the Guarantors.

(n)          Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(o)          No Violation or Default. None of the Partnership Entities are (i) in violation of their charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities are a party or by which any of the Partnership Entities are bound or to which any property, right or asset of any of the Partnership Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)          Non-Violation of Existing Instruments. The execution, delivery and performance by the Issuers and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Issuers and each of the Guarantors with the terms thereof and the consummation of the Transactions did not and will not, as applicable, (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien upon any property or assets of any of the Partnership Entities, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities is bound or to which any of the property or assets of any of the Partnership Entities is subject; (ii) result in any violation of the provisions of the organizational documents of any of the Partnership Entities (collectively, the “Organizational Documents”); or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties or assets in a proceeding to which any of them is a party or their respective properties or assets are bound, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect.

(q)          No Consents, Authorizations or Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Issuers, the Guarantors, or any of their respective properties or assets is required for (i) the issuance and sale of the Securities and the issuance of the Guarantees and compliance by the Issuers and each of the Guarantors with the terms thereof or (ii) the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions contemplated hereby and thereby, except (A) for the issuance and sale of the Securities and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable securities laws of any U.S. state, (B) for such consents, approvals, authorizations, orders, filings, registrations or qualifications that have been obtained or made, (C) for any such consents, approvals, authorizations, orders, filings, registrations or qualifications the absence or omission of which would not reasonably be expected to materially impair the ability of any of the Issuers or the Guarantors to consummate the Transactions provided for in this Agreement and (D) as described in the Time of Sale Information and the Offering Memorandum.

(r)           Governmental Proceedings. Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of the Partnership Entities is subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the Transactions contemplated hereby or thereby; and to the Issuers’ and each Guarantor’s knowledge, no such proceedings are threatened by governmental authorities or others.

(s)          Independent Accountants. During the three years ended December 31, 2018 and the three months ended March 31, 2019, KPMG LLP, who has certified certain audited consolidated financial statements of the Partnership and Wilmington Holdings, which are included and incorporated by reference in the Time of Sale Information and the Offering Memorandum, were independent public accountants with respect to the Partnership and Wilmington Holdings within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. Ernst & Young LLP, who has certified certain audited consolidated financial statements of the Partnership, which are included and incorporated by reference in the Time of Sale Information and the Offering Memorandum, are independent public accountants with respect to the Partnership Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)           Title to Properties. The Partnership Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens (i) as are described in the Time of Sale Information and the Offering Memorandum, (ii) as are permitted by the Credit Agreement, or (iii) that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities as described in the Time of Sale Information and the Offering Memorandum. All assets held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities as described in the Time of Sale Information and the Offering Memorandum.

(u)          Intellectual Property. The Partnership Entities own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, in each case, except as would not reasonably be expected to have a Material Adverse Effect.

(v)          Related-Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Entities or the General Partner, on the other hand, that is required to be described in the Time of Sale Information and the Offering Memorandum which is not so described.

(w)         Investment Company Act. The Issuers and the Guarantors are not and, after giving effect to the offer and sale of the Securities by the Issuers and the application of the proceeds therefrom as described under “Use of proceeds” in the Time of Sale Information and the Offering Memorandum, the Issuer and the Guarantors will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(x)          Tax Law Compliance. Except as would not individually or in the aggregate result in a Material Adverse Effect, (i) the Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, (ii) no tax deficiency has been determined adversely to the Partnership Entities and (iii) to the knowledge of the Issuers and the Guarantors there are no tax deficiencies that have been, or could reasonably be expected to be, asserted against any of the Partnership Entities.

(y)          All Necessary Permits. The Partnership Entities have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Time of Sale Information and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Time of Sale Information and the Offering Memorandum. The Partnership Entities have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the Time of Sale Information and the Offering Memorandum. None of the Partnership Entities have received notice of any revocation or modification of any such Permits or have any reason to believe that any such Permits will not be renewed in the ordinary course, except those that would not reasonably be expected to have a Material Adverse Effect.

(z)          No Labor Disputes. No labor disturbance by or dispute with the employees of the Partnership Entities exists or, to the knowledge of the Issuers and each Guarantor, is imminent that could reasonably be expected to have a Material Adverse Effect.

(aa)       Compliance with and Liability under Environmental Laws. Except as described in the Time of Sale Information and the Offering Memorandum, the Partnership Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, failure to receive the required permits or failure to comply with the terms and conditions of such permits, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Time of Sale Information and the Offering Memorandum, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Issuers and each Guarantor are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Partnership Entities anticipate material capital expenditures relating to Environmental Laws.

(bb)       ERISA Compliance. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(cc)       Disclosure Controls. (i) The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the General Partner, including the principal executive officer and principal financial officer of the General Partner, as appropriate, and (iii) to the extent required by Rule 13a-15 of the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(dd)       Internal Controls. The Partnership Entities maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP, there were no material weaknesses in the Partnership Entities’ internal controls.

(ee)       No Significant Deficiencies. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young, LLP, (i) the Partnership Entities have not been advised of or become aware of (A) any significant deficiencies or any material weaknesses in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ff)          Insurance. The Partnership Entities carry, or are covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities are in full force and effect; the Partnership Entities are in compliance with the terms of such policies in all material respects; and none of the Partnership Entities have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg)       Cybersecurity; Data Protection. The Partnership Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as necessary for the operation of the business of the Partnership Entities as currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Partnership Entities conduct industry-standard scans of its IT Systems to detect and address material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity and security of all IT Systems and sensitive data (including all personal, personally identifiable, confidential or regulated data (“Sensitive Data”)) used in connection with their businesses, and there have been no known breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Partnership Entities have not had a duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Partnership Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations applicable to the privacy and security of its IT Systems and Sensitive Data and to the protection of such IT Systems and Sensitive Data from unauthorized use, access, misappropriation or modification.

(hh)               No Unlawful Contributions or Other Payments. None of the Partnership Entities, nor, to the knowledge of the Issuers and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Partnership Entities have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)                  No Conflict with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers and each of the Guarantors, threatened.

(jj)                  No Conflict with Sanctions Laws. None of the Partnership Entities, their directors, officers, or agents, nor, to the knowledge of the Issuers and each of the Guarantors, any agent or affiliate of the Partnership Entities is currently the subject of any U.S. sanctions regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Person List (an “SDN”) or any person majority owned by an SDN, or where relevant under applicable Sanctions, controlled by a Sanctions target, nor are any of the Partnership Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Partnership Entities have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)               Solvency. On and immediately after the Closing Date, the Issuers and each Guarantor (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(ll)                  No Restrictions on Subsidiaries. No subsidiary of the Partnership is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership, or from transferring any of such subsidiary’s properties or assets to the Partnership or any other Partnership Entity upon consummation of the Transactions on the Closing Date as described in each of the Time of Sale Information and the Offering Memorandum, except, in each case, for such restrictions contained in (i) the Credit Agreement, (ii) the Fourth Amended and Restated Limited Liability Company Agreement of Enviva Wilmington Holdings, LLC dated December 29, 2016, as amended, (iii) the Second Amended and Restated Credit Agreement by and between Enviva Wilmington Holdings, LLC and Enviva, LP, dated April 2, 2019, or (iv) or that are permitted by the Indenture.

(mm)            Brokers. None of the Partnership Entities are a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(nn)               Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(oo)               No Integration. Neither the Partnership nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(pp)               No General Solicitation or Directed Selling Efforts. None of the Partnership nor any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(qq)               Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(rr)                 No Price Stabilization or Manipulation. The Issuers and each Guarantor have not (i) taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers and the Guarantors or (ii) sold, bid for, purchased or paid any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Securities.

(ss)               Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Issuers as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)                  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)               Market Data. The statistical and market-related data included or incorporated by reference in the Time of Sale Information and the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable in all material respects.

(vv)               Sarbanes-Oxley Compliance. There is not and has not been any failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, in each case, that are effective and applicable to the Partnership.

4.       Further Agreements of the Issuers and the Guarantors. The Issuers and the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)          Delivery of Copies. The Issuers will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)          Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Issuers will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)          Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Issuers and the Guarantors will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)          Notice to the Representative. The Issuers will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Issuers of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)          Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)           Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Issuers will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)          Blue Sky Compliance. The Issuers will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Issuers nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)          Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, the Issuers and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuers or any of the Guarantors and having a tenor of more than one year.

(i)            Use of Proceeds. The Issuers will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j)            Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers and each of the Guarantors will, during any period in which the Partnership is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)          DTC. The Issuers will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)            No Resales by the Issuers. The Issuers will not, and will not permit any of their affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

(m)        No Integration. Neither the Issuers nor any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)          No General Solicitation or Directed Selling Efforts. None of the Issuers or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)          No Stabilization. Neither the General Partner, the Issuers nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.      Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Partnership and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.       Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Issuers and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Representations and Warranties. The representations and warranties of the Issuers and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Issuers, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Partnership Entities by either S&P Global Ratings, Moody’s Investors Service, Inc. or Fitch Ratings Inc. and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by any of the Partnership Entities (other than an announcement with positive implications of a possible upgrading).

(c)          No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)          Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Issuers and of each Guarantor who has specific knowledge of the Issuers’ or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct and that the Issuers and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)          Comfort Letters.

i.      On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representative, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the pro forma financial statements, certain financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum.

ii.    On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Partnership, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

iii.   On the date of this Agreement and on the Closing Date, the Partnership shall have furnished to the Representative a certificate, addressed to the Initial Purchasers, of its chief financial officer with respect to certain financial data contained in the Time of Sale Information and the Offering Memorandum, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(f)           Opinion and 10b-5 Statement of Counsel for the Issuers. Vinson & Elkins L.L.P., counsel for the Issuers and the Guarantors, shall have furnished to the Representative, at the request of the Issuers, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(g)          Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Latham & Watkins LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)          No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(i)            Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Partnership Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j)            DTC. The Securities shall be eligible for clearance and settlement through DTC.

(k)          Securities. The Securities shall have been duly executed and delivered by a duly authorized officer of each of the Issuers and duly authenticated by the Trustee.

(l)            Additional Documents. On or prior to the Closing Date, the Issuers and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.       Indemnification and Contribution.

(a)          Indemnification of the Initial Purchasers. The Issuers and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)          Indemnification of the Issuers and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) as of the date hereof, the Issuers and each of the Guarantors (ii) each of the directors and officers of the Issuers and the Guarantors and (iii) each person, if any, who controls the Issuers or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Offering Memorandum and the Offering Memorandum: paragraph six (first, second, third and fourth sentences only), paragraph ten (fourth sentence only) and paragraph eleven (first sentence only) under the caption “Plan of distribution.”

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by Barclays Capital Inc. and any such separate firm for the Issuers, the Guarantors, their respective directors and officers and any control persons of the Issuers and the Guarantors shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Issuers from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Issuers and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.       Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.       Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Issuers, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Issuers or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.       Defaulting Initial Purchaser.

(a)          If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Issuers on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Issuers shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuers may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Issuers or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Issuers agree to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Issuers shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Issuers as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Issuers shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Issuers or the Guarantors, except that the Issuers and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

11.       Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuers and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Issuers' and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Issuers in connection with any “road show” presentation to potential investors.

(b)          If (i) this Agreement is terminated pursuant to Section 9, (ii) the Issuers for any reason fail to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Issuers and each of the Guarantors jointly and severally agree to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuers, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Issuers, the Guarantors or the Initial Purchasers.

14.       Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.       Miscellaneous.

(a)          Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by Barclays Capital Inc. on behalf of the Initial Purchasers, and any such action taken by Barclays Capital Inc. shall be binding upon the Initial Purchasers.

(b)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (fax: Syndicate Registration); Attention: 646-834-8133 (with a copy to Latham & Watkins LLP, 811 Main Street, Houston, Texas, 77002, fax: 713-546-5401, Attention: Michael J. Chambers). Notices to the Issuers and the Guarantors shall be given to them at Enviva Partners, LP, 7200 Wisconsin Ave., Suite 1000, Bethesda, MD 20814, (fax: 240-482-3774); Attention: General Counsel (with a copy to Vinson & Elkins L.L.P., 1001 Fannin Street, Houston, Texas, 77002, fax: 713-758-2236, Attention: Ramey Layne).

(c)          Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Submission to Jurisdiction. The Issuers and each of the Guarantors hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuers and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Issuers and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuers and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Issuers and each Guarantor, as applicable, is subject by a suit upon such judgment.

(e)          Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i)	Recognition of the U.S. Special Resolution Regimes.

i.        In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

ii.        In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(i):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC,
as its sole general partner

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Partners Finance Corp.

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva gp, llc

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva, LP

By:	Enviva GP, LLC, as its sole general partner

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Ahoskie, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Amory, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Northampton, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Southampton, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets SAMPSON, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Pellets Cottondale, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Energy Services, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva PORT OF WILMINGTON, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva PORT OF PANAMA CITY, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Enviva Port of Chesapeake, LLC

By:	/s/ Shai Even
	Name:	Shai Even
	Title:	Executive Vice President and Chief Financial Officer

Accepted: As of the date first written above

BARCLAYS CAPITAL INC.

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Kevin Crealese
Authorized Signatory

  SIGNATURE PAGE TO

PURCHASE AGREEMENT

Schedule 1

Initial Purchaser	Principal Amount
Barclays Capital Inc.	$37,464,000
BMO Capital Markets Corp.	18,731,000
Citigroup Global Markets Inc.	18,731,000
Goldman, Sachs & Co. LLC	18,731,000
HSBC Securities (USA) Inc.	18,731,000
J.P. Morgan Securities LLC	18,731,000
RBC Capital Markets, LLC	18,731,000
Riverstone Capital Services LLC	150,000
Total	$150,000,000

Schedule 2

Guarantors

Entity Name

Enviva GP, LLC

Enviva, LP

Enviva Pellets Southampton, LLC

Enviva Pellets Northampton, LLC

Enviva Energy Services, LLC

Enviva Pellets Amory, LLC

Enviva Pellets Cottondale, LLC

Enviva Pellets Ahoskie, LLC

Enviva Port of Wilmington, LLC

Enviva Port of Panama City, LLC

Enviva Pellets Sampson, LLC

Enviva Port of Chesapeake, LLC

Schedule 3

Subsidiaries

Entity Name	Jurisdiction of Formation
Enviva GP, LLC	Delaware
Enviva, LP	Delaware
Enviva Partners Finance Corp.	Delaware
Enviva Pellets Ahoskie, LLC	Delaware
Enviva Pellets Amory, LLC	Delaware
Enviva Pellets Northampton, LLC	Delaware
Enviva Pellets Southampton, LLC	Delaware
Enviva Port of Chesapeake, LLC	Delaware
Enviva Pellets Cottondale, LLC	Delaware
Enviva Energy Services, LLC	Delaware
Enviva Port of Wilmington, LLC	Delaware
Enviva Pellets Sampson, LLC	Delaware
Enviva Port of Panama City, LLC	Delaware
Enviva Wilmington Holdings, LLC	Delaware
Enviva Pellets Hamlet, LLC	Delaware
Enviva Energy Services Cooperatief, U.A.	Netherlands
Enviva Energy Services (Jersey), Limited	Jersey
Enviva MLP International Holdings, LLC	Delaware

ANNEX A

Additional Time of Sale Information

1.       Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

Term Sheet

Enviva Partners, LP

Enviva Partners Finance Corp.

$150,000,000 6.500% Senior Notes due 2026

June 29, 2020

PRICING SUPPLEMENT

This Pricing Supplement, dated June 29, 2020, is qualified (except as set forth below) in its entirety by reference to the Preliminary Offering Memorandum dated June 29, 2020 of Enviva Partners, LP and Enviva Partners Finance Corp. (the “Issuers”), and should be read in conjunction with the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information therein to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuers	Enviva Partners, LP Enviva Partners Finance Corp.
Title of Securities	6.500% Senior Notes due 2026 (the “new notes”). The new notes are being offered as additional notes under an indenture pursuant to which the Issuers previously issued $600,000,000 aggregate principal amount of the Issuers’ 6.500% Senior Notes Due 2026 (the “initial notes”).
Aggregate Principal Amount	$150,000,000
Distribution	144A/Regulation S
Maturity Date	January 15, 2026
Offer Price	103.75%, plus accrued interest from July 15, 2020, if any
Coupon	6.500%
Yield to Worst	5.261%
Benchmark Treasury	UST 2.625% due December 31, 2025

Interest Payment Dates	July 15 and January 15 of each year, beginning on January 15, 2021
Record Dates	July 1 and January 1 of each year
Ratings*	B1 (Moody’s) / B+ (S&P) / BB- (Fitch)
Trade Date	June 29, 2020
Settlement Date

July 15, 2020 (T+11)

It is expected that delivery of the new notes will be made against payment therefor on or about July 15, 2020, which is the eleventh business day following the date hereof (such settlement cycle being referred to as “T+11”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the new notes on the date of pricing or the next eight succeeding business days will be required, by virtue of the fact that the new notes initially will settle in T+11, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the new notes who wish to trade the new notes on the date of pricing or the next eight business days should consult their own advisors.

Optional Redemption	On or after the following dates and at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:
	Year	Price
	2021 2022 2023 and thereafter	103.250%
101.625%
100.000%

Make-Whole Redemption	Prior to November 15, 2021, make-whole at T+50 bps
Equity Clawback	Up to 35% at 106.500% prior to November 15, 2021
Change of Control	101% plus accrued and unpaid interest

Joint Book-Running Managers	Barclays Capital Inc. BMO Capital Markets Corp. Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC
Co-Manager	Riverstone Capital Services LLC
Temporary Regulation S CUSIP/ISIN Numbers

U2937RAD3 / USU2937RAD36

The new notes will have the same CUSIP and ISIN numbers as, and will trade together with, the initial notes, except that the new notes issued in offshore transactions under Regulation S shall be issued and maintained under a temporary CUSIP number during a 40-day distribution compliance period commencing on the issue date of the new notes.

CUSIP Numbers	Rule 144A: 29413XAD9 Regulation S: U2937RAB7 (Permanent)
ISIN Numbers	Rule 144A: US29413XAD93 Regulation S: USU2937RAB79 (Permanent)
Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof
Use of Proceeds	We estimate that we will receive net proceeds of approximately $152.9 million from this offering after deducting initial purchasers’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds of this offering (along with the net proceeds from the Private Placement), to fund a portion of the cash consideration for each of the Acquisitions, to repay borrowings under our senior secured revolving credit facility and for general partnership purposes.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these new notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)       Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)       Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)       Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)       None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)       At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv)       Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Partnership.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)       Each Initial Purchaser acknowledges that no action has been or will be taken by the Issuers that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

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